Exhibit 10.1

2012 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2012 (effective July 1, 2012) are as follows:

Name	Title	Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$490,000
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$281,000
J. Christopher Drew	Senior Vice President, Field Operations	$309,000
Marga Ortigas-Wedekind	Vice President, Global Marketing and Product Development	$281,000
Nhat Ngo	Vice President, Strategy and Business Development	$260,000
Dan S. Johnston	Vice President and General Counsel	$260,000